Exhibit 99.1

Unaudited Pro Forma Balance Sheet as of May 29, 2026	F-2
Notes to Unaudited Pro Forma Financial Statement	F-3

FORTUNEX ACQUISITION CORPORATION

UNAUDITED PRO FORMA BALANCE SHEET

May 29, 2026

	May 26, 2026	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Assets
Current Assets
Cash	$1,102,515	$(149,650)	(b)	$952,865
Advance – related party	53,900	131,100	(c)	185,000
Prepaid expenses	15,000	13,170	(c)	13,170
		(15,000)	(k)
Total Current Assets	1,171,415	(20,345)		1,151,035

Cash and investments held in Trust Account	75,750,000	11,250,000	(a)	87,148,790
		149,625	(b)
		(37,125)	(d)
		36,290	(e)
Deferred offering costs	-	37,125	(d)	-
		562,500	(g)
		(599,625)	(j)
Total Assets	$76,921,415	$11,378,410		$88,299,825

Liabilities, Ordinary Shares Subject to Redemption and Shareholders’ Deficit
Current Liabilities
Accounts payable and accrued expenses	$14,260	$(5,320)	(c)	$10,390
		1,450	(f)
Over-allotment option liability	102,787	(102,787)	(h)	-
Total Current Liabilities	117,047	(106,657)		10,390

Deferred underwriting fee payable	3,750,000	562,500	(g)	4,312,500
Total Liabilities	3,867,047	455,843		4,322,890

Commitments and Contingencies (Note 6)

Ordinary shares subject to possible redemption, $0.0001 par value, 500,000,000 shares authorized, 7,500,000 shares and 8,625,000 shares at redemption value of $10.10 and $10.10 per share, as actual and adjusted, respectively	75,750,000	11,250,000	(a)	87,148,790
		36,290	(e)
		112,500	(i)
Shareholders’ Deficit
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 3,991,929 shares and 4,006,929 shares issued and outstanding, as actual and adjusted, respectively (excluding 7,500,000 shares and 8,625,000 shares subject to possible redemption, as actual and adjusted, respectively)	400	1	(c)	401
Accumulated deficit	(2,696,032)	(25)	(b)	(3,172,256)
		(25)	(c)
		112,489	(c)
		37,125	(c)
		(36,290)	(e)
		(599,625)	(j)
		36,290	(e)
		102,787	(h)
		(112,500)	(i)
		(1,450)	(f)
		(15,000)	(k)
Total Shareholders’ Deficit	(2,695,632)	(476,223)		(3,171,855)
Total Liabilities, Ordinary Shares Subject to Redemption and Shareholders’ Deficit	$76,921,415	$11,378,410		$88,299,825

The accompany notes are an integral part of the unaudited pro forma financial statement.

FORTUNEX ACQUISITION CORPORATION
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENT

Note 1 — Closing of Over-allotment Option and Additional Private Placement Units

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of FortuneX Acquisition Corporation (the “Company”) as of May 26, 2026, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on May 29, 2026 as described below.

On May 26, 2026, the Company consummated its initial public offering (“IPO”) of 7,500,000 units (the “Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”) at an offering price of $10.00 per Unit generating gross proceeds of $75,000,000. Simultaneously with the closing of the IPO, the Company consummated a private placement (the “Private Placement”) in which FortuneX Investment Partners Limited (the “Sponsor”) purchased 297,500 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating total gross proceeds of $2,975,000.

The Company granted the underwriters a 45-day option to purchase up to an additional 1,125,000 Units (the “Option Units”) at $10.00 per unit to cover over-allotments, if any. On May 27, 2026, the underwriters notified the Company of their exercise of the over-allotment option in full to purchase 1,125,000 additional units (the “Option Units”) at $10.00 per unit. The closing of the issuance and sale of the Option Units occurred on May 29, 2026, generating total gross proceeds of $11,250,000. Simultaneously with the closing of the over-allotment option, the Company consummated the private placement of an aggregate of 15,000 Private Placement Units to the Sponsor, at a price of $10.00 per Private Placement Unit, generating gross proceeds of approximately $150,000.

A total of $87,112,500 ($10.10 per Unit) of the net proceeds from the sales of Units in the IPO, the Option Units and the Private Placements Unit on May 26, 2026 and May 29, 2026, were placed in a trust account with Continental Stock Transfer& Trust acting as trustee.

Pro forma adjustments to reflect the sales of the Option Units and additional Private Placement Units described above are as follows:

Pro Forma Entries		Debit	Credit
(a)	Cash and investments held in Trust Account	$11,250,000
	Ordinary share subject to possible redemption		$11,250,000
	To record the sale of 1,125,000 Option Units at $10.00 per Unit

(b)	Cash and investments held in Trust Account	$149,625
	Bank fee	25
	Cash		$149,650
	To record the transfer of cash account to Trust account for trust overfunding and payment of underwriting commission

(c)	Advance – related party	$131,100
	Bank fee	25
	Accrued administrative expense	5,320
	Prepaid administrative fee	13,170
	Ordinary share – non redeemable		$1
	Accumulative deficit		112,489
	Accumulative deficit		37,125
	To record trust overfunding of $.10/unit x1,125,000 units and underwriter cash commission ($11,250,000.00 x 0.33%), and amounts due from sponsor were offset by D&O insurance to be purchased by the sponsor and prepayment of administrative fees

(d)	Deferred offering costs	$37,125
	Cash and investments held in Trust Account		$37,125
	To record payment of underwriting commission ($11,250,000.00 x 0.33%)

(e)	Cash and investments held in Trust Account	$36,290
	Interest earned in investments held in Trust Account		$36,290
	Accumulative deficit	$36,290
	Ordinary share subject to possible redemption		$36,290
	To record interest earned in Trust Account and to reclass interest income to temporary equity

(f)	Administrative expense	$1,450
	Accrued administrative expenses		$1,450
	To record three days (May 27 to May 29, 2026) of administrative expense

(g)	Deferred offering costs	$562,500
	Deferred underwriting commission payable		$562,500
	To record deferred underwriting commission (5% of the sale of Option Units proceeds)

(h)	Over-allotment liability	$102,787
	Accumulative deficit		$102,787
	To reverse over-allotment option liability

(i)	Accumulative deficit	$112,500
	Ordinary share subject to possible redemption		$112,500
	To reclass trust overfunding to temporary equity

(j)	Accumulative deficit	$599,625
	Deferred offering costs		$599,625
	To record the charge of deferred offering costs to permanent equity

(k)	Professional fees - audit	$15,000
	Prepaid expenses		$15,000
	To record audit fees and reclassify from prepaid expense

F-4